UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

DE	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 297-7000

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2024, Bilal Muhsin, the Chief Operating Officer of Masimo Corporation (the “Company”) sent a letter (the “Muhsin Conditional Resignation Letter”) to Craig Reynolds, the Lead Independent Director of the Company’s Board of Directors, notifying Mr. Reynolds of Mr. Mushin’s intent to resign as the Company’s Chief Operating Officer in the event that Joe Kiani is removed as the Company’s Chairman of the Board and Chief Executive Officer. Mr. Muhsin’s conditional resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices; however, in the Muhsin Conditional Resignation Letter, Mr. Muhsin noted the following: “I strongly disagree with the false accusations made by Politan in its recent fight letter and deck and have no intention of remaining with the company if Quentin Koffey and Politan take control of it.”

The foregoing description of the Muhsin Conditional Resignation Letter is qualified in its entirety by the full text of the Muhsin Conditional Resignation Letter, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As previously disclosed in the Company’s definitive proxy statement for its 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2024, in March 2024, a third party (the “Potential JV Partner”) with whom the Company’s management had been engaged in discussions regarding a potential investment in the Company indicated that they would be interested in exploring an acquisition of a majority of the Company’s consumer business (the “Potential JV”). As of the date of this Current Report on Form 8-K, discussions between the Company and the Potential JV Partner regarding the Potential JV remain ongoing.

In accordance with General Instructions B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the Potential JV, the status of ongoing discussions between the Company and the Potential JV Partner and the Potential JV Partner’s interest in acquiring a majority of the Company’s consumer business. These forward-looking statements are based on current expectations about future events affecting the Company and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control and could cause the Company’s actual results to differ materially and adversely from those expressed in the Company’s forward-looking statements as a result of various risk factors, including, but not limited to: the risk that the Potential JV may not be entered into or completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, any required approvals of the Potential JV by the Company’s Board of Directors and/or regulatory authorities; the effect of the announcement or pendency of the Potential JV on the Company’s ability to attract, motivate or retain key executives and employees, the Company’s ability to maintain relationships with its business counterparties, or its operating results and business generally; risks related to the Potential JV diverting management’s attention from the Company’s ongoing business operations; the amount of costs, fees and expenses related to the Potential JV; the risk that the Potential JV, if entered into and completed, will not achieve its intended benefits; risks relating to evolving legal, regulatory and tax regimes, as well as other factors and risks discussed in the “Risk Factors” section of the Company’s most recent reports filed with the SEC, which may be obtained for free at the SEC’s website at www.sec.gov. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this Current Report on Form 8-K are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. The Company does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in its most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) The following items are filed as exhibits to the Current Report on Form 8-K:

Exhibit No.	Description
99.1	Letter from Bilal Muhsin to Craig Reynolds, dated June 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: July 1, 2024	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)

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